EXHIBIT 23.1


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


To the Board of Directors
Aethlon Medical, Inc.


We hereby consent to the incorporation by reference in the previously filed Registration Statement of Aethlon Medical, Inc. on Form S-8 (File No. 333-114017 and 333-49896) of our report dual-dated May 18, 2004 and August 31, 2004 appearing on page F-1 of this Annual Report on Form 10-KSB/A of Aethlon Medical, Inc. for the year ended March 31, 2004.





                                      /s/ Squar, Milner, Reehl & Williamson, LLP


Newport Beach, California
September 7, 2004